UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2014
VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Carga
Camarillo, California 93012
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (805) 388-3700
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 20, 2014, our Board of Directors resolved to increase the size of the Board from seven directors to eight, and appointed William C. Martin as a director to fill the vacancy created upon the expansion in the size of the Board.
Mr. Martin (age 36) is Chairman and Chief Investment Officer of Raging Capital Management, LLC, a private investment partnership based near Princeton, New Jersey that was founded in 2006. Mr. Martin has co-founded a number of financial information companies, including RagingBull.com in 1997 and InsiderScore.com in 2004. He has also served on two public company boards, including nine years on the board of Bankrate, Inc., which was acquired in 2009, and the board of Salary.com, Inc., which was acquired in 2010.

Mr. Martin’s extensive experience and successful track record as an investor, entrepreneur and public company director, coupled with his significant financial stake in the company, will enable him to provide Vitesse’s board and management with valuable perspectives on executing strategies to maximize shareholder value.

Raging Capital is Vitesse’s largest stockholder, directly owning 14,321,127 shares of our common stock (or over 21% of shares outstanding) and $8,639,676 principal amount of our 8.00% Convertible Second Lien Debentures due 2014.

Mr. Martin has declined to receive any compensation for his service on our Board of Directors.
A press release announcing Mr. Martin’s appointment to the Board was issued by us on August 26, 2014, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 – Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed herewith:
Exhibit
Number    Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated August 26, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VITESSE SEMICONDUCTOR CORPORATION
Date: August 26, 2014    By:        /s/ Martin S. McDermut

            Martin S. McDermut

            Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number    Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated August 26, 2014.

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